UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On December 21, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release announcing its financial results for the first quarter of fiscal year 2024 ended October 31, 2023. The information regarding the financial results for the first fiscal quarter ended October 31, 2023 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On December 21, 2023, the Company issued a news release to announce financial results for the first quarter of fiscal year 2024 ended October 31, 2023 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

Q1 FY2024 Financial Highlights:

•	Revenue of $5.5 million in Q1 FY2024 as compared to $5.8 million in Q1 FY2023, a 7% reduction in revenue from Q1 FY 2023.

•	Positive Net Income of $0.2 million in Q1 FY 2024 as compared to a Net Loss of $3.0 million in Q1 FY 2023, owing to the gain on the sale of the Body & Mind dispensary in Ohio.

•	Gross margin improved to 37.4% in Q1 FY2024 as compared to 14.7% in Q1 FY2023.

•	The Company had 144,968,000 common shares outstanding as of December 15, 2023.

Q1 FY 2024 Summary & Comparison to Q1 FY 2023 (in Millions of US$)

	Q1 FY 2024	Q1 FY 2023
Revenue	$5.5	$5.8
Net Operating Profit (Loss)	($1.2)	($2.2)
Net Income/(Loss)*	$0.2	($3.0)

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Q1 FY2024 (ended October 31, 2023) and Subsequent Highlights:

•	Closed the sale of the Body and Mind dispensary near Cleveland Ohio for total consideration of $8,225,000 in cash.

•	Fully repaid $7.33 million senior secured debt.

•	Received $2.0 million cash deposit in November 2023 in relation to the sale of the Body and Mind Ohio processing operation.

•

Closed the Long Beach dispensary transaction and as a result of finalization of seller liabilities returned 1,650,974 share of common stock to the Company’s treasury (roughly 1% of issued and outstanding shares).

•	Continued construction for the Lynwood, Illinois dispensary with HVAC, plumbing and electrical work nearly completed, and exterior excavation mostly completed.

•

Advanced New Jersey state license application in conjunction with BaM Body and Mind Dispensary NJ, Inc. The dispensary facility will be 4,000 square feet with more than 100 parking places for easy access and convenient shopping. Demolition has been completed and the building permit is expected by the end of the calendar year.

Management Commentary

“The most recent quarter reflects our work to strengthen our balance sheet through divestment of our Ohio dispensary and retirement of $7.33 million in senior secured debt. We are hyper-focused on cost savings and the full repayment of our senior secured debt will save roughly one million dollars per year in interest payments. Our team is continually striving for better performance and we are pleased with the improvements in our gross margin. Additionally, with the closing of the Long Beach dispensary transaction, the Company reduced the total shares outstanding by roughly 1% as a result of finalization of seller liabilities. We look forward to opening our dispensaries in Illinois and New Jersey in calendar 2024 and expanding our brand and experienced team to these important markets.

For further details, please see the Company’s recent Form 10-Q filing on EDGAR at www.sec.gov/edgar/search, and the interim financial statements filed on SEDAR+ at www.sedarplus.ca.

*Net Income for Q1 FY2024 included income from the sale of Ohio dispensary.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	News Release dated December 21, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: December 21, 2023	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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